Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2007-HE2
Mortgage Pass-Through Certificates

$174,940,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer  and Trust Administrator)

Option One Mortgage Corporation
HomEq Servicing
(Servicers)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)
August 21, 2007

abc

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2007-HE2
Mortgage Pass-Through Certificates
$174,940,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approximate Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Exp. Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	51,100,000	FLT/SEN/SEQ	1.00 / 1.00	1 - 22 / 1 - 22	August 2037	24.60%	AAA / Aaa
A-3(6)	34,200,000	FLT/SEN/SEQ	2.50 / 2.50	22 - 59 / 22 - 59	August 2037	24.60%	AAA / Aaa
A-4(6)	11,596,000	FLT/SEN/SEQ	6.19 / 7.61	59 - 80 / 59 - 184	August 2037	24.60%	AAA / Aaa
M-1(6,7)	16,278,000	FLT/MEZ	4.90 / 5.43	46 - 80 / 46 - 165	August 2037	20.95%	AA+ / Aa1
M-2(6,7)	15,163,000	FLT/MEZ	4.76 / 5.28	44 - 80 / 44 - 157	August 2037	17.55%	AA / Aa2
M-3(6,7)	9,142,000	FLT/MEZ	4.69 / 5.20	42 - 80 / 42 - 151	August 2037	15.50%	AA- / Aa3
M-4(6,7)	8,027,000	FLT/MEZ	4.65 / 5.15	41 - 80 / 41 - 146	August 2037	13.70%	A+ / A1
M-5(6,7)	7,805,000	FLT/MEZ	4.62 / 5.10	40 - 80 / 40 - 141	August 2037	11.95%	A / A2
M-6(6,7)	6,243,000	FLT/MEZ	4.60 / 5.06	40 - 80 / 40 - 136	August 2037	10.55%	A- / A3
M-7(6,7)	4,460,000	FLT/MEZ	4.59 / 5.04	39 - 80 / 39 - 132	August 2037	9.55%	BBB+ / Baa1
M-8(6,7)	6,690,000	FLT/MEZ	4.57 / 4.99	39 - 80 / 39 - 128	August 2037	8.05%	BBB / Baa2
M-9(6,7)	4,236,000	FLT/MEZ	4.57 / 4.96	38 - 80 / 38 - 122	August 2037	7.10%	BBB- / Baa3
Non-Offered Certificates
A-1(6)	239,363,000	FLT/SEN/PT	Not Offered Hereby
M-10(6,7)	5,574,000	FLT/MEZ	Not Offered Hereby

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, and Class A-4 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 5.85%.
(6)
Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each of the Class A Certificates will increase to two times each such Certificate’s initial certificate margin and the certificate margin for each of the Class M Certificates will increase to one-and-a-half times each such Certificate’s initial certificate margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate and 10-year Hybrid Adjustable-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
6-month and 2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3-year and 5-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by Option One Mortgage Corporation, Fieldstone Mortgage Company, Decision One Mortgage, LLC and EquiFirst Corporation.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 5.85% and excess spread.
•	The Class A and Class M Certificates also will have the benefit of an Interest Rate Swap Agreement.
•
The Mortgage Loans will be serviced by Option One Mortgage Corporation, rated SQ2+ (Moody’s), Strong (S&P), RPS1 (Fitch) and HomEq Servicing Corporation, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).

•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2007-HE2
•	Intex: MAB07HE2

Mortgage Pool Summary
	MABS 2007-HE2 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$211,999,444	$105,458,002	$96,969,995	$31,540,015	$445,967,455
Number of Loans	962	547	219	118	1,846
Average Loan Balance	$220,374	$192,793	$442,785	$267,288	$241,586
Wtd. Avg. Gross Coupon	8.785%	8.142%	8.158%	7.637%	8.415%
Wtd. Avg. Net Coupon(1)	8.394%	7.713%	7.751%	7.188%	8.008%
Wtd. Avg. Original FICO	621	622	633	628	624
Wtd. Avg. Original LTV(2)	80.50%	75.02%	80.34%	76.37%	78.88%
Wtd. Avg. Stated Remaining Term (months)	358	354	358	353	357
Wtd. Avg. Seasoning (months)	2	2	2	2	2
Wtd. Avg. Months to Next Adj. Date(3)	26	NA	28	NA	27
Wtd. Avg. Margin(3)	5.843%	NA	5.736%	NA	5.809%
Wtd. Avg. Initial Rate Cap(3)	2.083%	NA	2.243%	NA	2.133%
Wtd. Avg. Periodic Rate Cap(3)	1.354%	NA	1.338%	NA	1.349%
Wtd. Avg. Maximum Rate(3)	14.751%	NA	14.106%	NA	14.549%
Wtd. Avg. Minimum Rate(3)	6.914%	NA	6.925%	NA	6.917%

(1)
The Administrative Fees have been subtracted from the Weighted Average Gross Coupon to arrive at the Weighted Average Net Coupon. Assumed Servicing Fee Rates of 0.3000% and 0.5000% for loans serviced by Option One and HomEq, respectively, in the calculation of the Administrative Fees.

(2)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.
(3)	As a percentage of the adjustable-rate mortgage loans.

Transaction Overview
Issuer:		MASTR Asset Backed Securities Trust 2007-HE2.
Depositor:		Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:		UBS Real Estate Securities Inc.
Originators:		Option One Mortgage Corporation, Fieldstone Mortgage Company, Decision One Mortgage, LLC and EquiFirst Corporation.
Servicers:		Option One Mortgage Corporation (57.51%) and Barclay’s Capital Real Estate Inc., d/b/a HomEq Servicing (“HomEq Servicing”) (42.49%).
Servicer Ratings:			Primary Servicer		Special Servicer
		Moody’s	S&P	Fitch	Moody’s	S&P	Fitch
	Option One Mortgage	SQ2+	Strong	RPS1	SQ2	Average	RSS1
	HomEq Servicing	SQ1-	Strong	RPS1	N/R	Above Avg.	RSS1

Optional Servicing Termination		Option One Mortgage Corporation may be removed as Servicer as provided in the Term Sheet Supplement if its Primary Servicer Rating is downgraded to “SQ3-“ or below by Moody’s Investors Service.
Master Servicer and Trust Administrator:		Wells Fargo Bank, N.A.
Custodian:		Wells Fargo Bank, N.A.
Trustee:		U.S. Bank National Association.
Swap Provider:		TBD
Sole Underwriter:		UBS Securities LLC.
Credit Risk Manager:		Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:		The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Group I Senior Certificates:		The Class A-1 Certificates.
Group II Senior Certificates:		The Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Offered Certificates:		The Group II Senior Certificates and Class M Certificates (other than the Class M-10 Certificates).
Non-Offered Certificates:		The Class A-1 Certificates, Class M-10 Certificates and Retained Certificates.
Retained Certificates:		The Class CE Certificates, Class P Certificates, Class R Certificates, Class R-X Certificates and Class X Certificates.
Collateral:
As of August 1, 2007, the Mortgage Loans will consist of approximately 1,846 fixed- and adjustable-rate, first and second lien mortgage loans totaling approximately $445,967,455. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,509 mortgage loans totaling approximately $317,457,446 and the Group II Mortgage Loans will represent approximately 337 mortgage loans totaling approximately $128,510,010.

Expected Pricing Date:		August [22], 2007.
Expected Closing Date:		August [30], 2007.
Cut-off Date:		August 1, 2007.
Record Date:		The business day immediately preceding each Distribution Date.
Distribution Date:		The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in September 2007.
Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Transaction Overview
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing August 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year.  Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicers, the Master Servicer and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Overcollateralization (“OC”) 3) Subordination The Class A and Class M Certificates also will have the benefit of an Interest Rate Swap Agreement, as described herein.
Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 5.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 11.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in September 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 49.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	24.60%	49.20%
	M-1	20.95%	41.90%
	M-2	17.55%	35.10%
	M-3	15.50%	31.00%
	M-4	13.70%	27.40%
	M-5	11.95%	23.90%
	M-6	10.55%	21.10%
	M-7	9.55%	19.10%
	M-8	8.05%	16.10%
	M-9	7.10%	14.20%
	M-10	5.85%	11.70%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Date, respectively) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)       the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [32.52]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)       the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	September 2009 through August 2010	[1.60]% for the first month, plus an additional 1/12th of [2.00]% for each month thereafter
	September 2010 through August 2011	[3.60]% for the first month, plus an additional 1/12th of [2.20]% for each month thereafter
	September 2011 through August 2012	[5.80]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
	September 2012 through August 2013	[7.55]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter
	September 2013 and thereafter	[8.55]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
	(i)	from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)
the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3 and Class A-4 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the Class A Certificates;

	(iii)	to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
	(iv)	to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
	(v)	to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
	(vi)	to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
	(vii)	to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
	(viii)	to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
	(ix)	to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
	(x)	to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
	(xi)	to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class; and
	(xii)	to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class.
Servicing Advances:
Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer.  Each Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum for mortgage loans serviced by HomEq and at the Servicing Fee Rate of 0.3000% per annum for due periods 1-10, 0.4000% per annum for due periods 11-30, 0.6500% per annum for due periods 31 and thereafter for mortgage loans serviced by Option One, the Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0100% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum.  Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicers, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicers in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the  Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.
Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate for the Group I Senior Certificates and the Net WAC Rate for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider on such Distribution Date and  the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period, first, to the Class A Certificates, pro-rata (based on the Net WAC Rate Carryover Amount outstanding), and then to the Class M Certificates, sequentially.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $445,967,000.  Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in September 2007 and ending with the Distribution Date in August 2012 the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.4000% per annum, (y) the Swap Notional Amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trustee a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the Swap Notional Amount as set forth in the Swap Agreement for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event.  Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed for payment to the Swap Provider in the following order of priority:
(i)        to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)       to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:
(i)        to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)       to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)       to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)       to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)        to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest
Charge-off Policy:
Any second lien Mortgage Loan delinquent more than 180 days will generally be charged off. Any recoveries of principal and interest on any of the second lien Mortgage Loans charged off as such will be distributed solely to the holders of the Class X Certificates.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)
from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) not paid from Interest Remittance;

(ii)
Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)
Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iv)
to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)
to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)
to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)
to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)
to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)
to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)
to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)
to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero;

(xii)
to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)
to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)
from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) not paid from Interest Remittance;

(ii)
Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)
Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

	(iv)	to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(v)	to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vi)	to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vii)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(viii)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(ix)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(x)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(xi)	to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(xii)	to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
	(xiii)	to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,587,287.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $642,550.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.
Class M-1 Principal Distribution Amount:
The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-2 Principal Distribution Amount:
The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-3 Principal Distribution Amount:
The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Payment of Principal
Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,229,837.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;

	(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)
to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

	(xxiii)	to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
	(xxiv)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC
Asset Backed Finance
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
Glenn McIntyre	212-713-3180
Jennie Tom	212-713-4701
William Murray	212-713-3516
Kiran Vutla	212-713-4084
ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agencies
Standard & Poor’s
Matthew Maciaszek	212-438-2884

Moody’s
Cecilia Lam	415-274-1727

Appendix 1-

Collateral Tables
Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively.
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,846
Aggregate Current Principal Balance:	$445,967,455
Average Current Principal Balance:	$241,586	$15,940-$926,915
Aggregate Original Principal Balance:	$446,390,253
Average Original Principal Balance:	$241,815	$15,980-$927,500
Fully Amortizing Non-IO Mortgage Loans:	44.94%
Fully Amortizing IO Mortgage Loans:	3.84%
Balloon Loans:	51.22%
1st Lien:	99.84%
Wtd. Avg. Gross Coupon:	8.415%	5.450%-14.050%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	357	161-359
Wtd. Avg. Margin (ARM Loan Only):	5.809%	2.250%-8.940%
Maximum Interest Rate (ARM Loans Only):	14.549%	10.075%-18.600%
Minimum Interest Rate (ARM Loans Only):	6.917%	2.750%-11.750%
Wtd. Avg. Original LTV(1):	78.88%	18.00%-100.00%
Wtd. Avg. Borrower FICO(2):	624	479-804
Geographic Distribution (Top 5):	California	28.12%
	Florida	8.25%
	Washington	8.24%
	New York	7.42%
	Texas	6.82%
(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.
(2)	References to FICO are references to FICO scores at origination.

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Option One Mortgage	1,066	256,465,708	57.51	240,587	8.640	80.12	623	66.98	0.03
Fieldstone	608	153,481,023	34.42	252,436	8.063	76.48	627	57.49	0.36
Decision One	137	29,304,450	6.57	213,901	8.425	81.30	625	89.90	0.27
EquiFirst	35	6,716,276	1.51	191,894	7.871	75.70	610	69.38	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50,000.00 or less	10	344,651	0.08	34,465	11.810	87.73	636	77.71	56.49
50,000.01 to 100,000.00	172	13,932,176	3.12	81,001	9.809	74.71	616	75.30	2.68
100,000.01 to 150,000.00	379	47,110,578	10.56	124,302	9.289	76.83	610	77.76	0.28
150,000.01 to 200,000.00	355	61,544,530	13.80	173,365	8.589	77.75	613	78.62	0.00
200,000.01 to 250,000.00	259	58,079,727	13.02	224,246	8.443	77.80	619	71.41	0.00
250,000.01 to 300,000.00	180	49,459,359	11.09	274,774	8.174	77.48	621	59.22	0.00
300,000.01 to 350,000.00	131	42,120,207	9.44	321,528	8.290	79.93	621	68.73	0.00
350,000.01 to 400,000.00	100	37,485,721	8.41	374,857	8.469	81.22	624	52.03	0.00
400,000.01 to 450,000.00	84	35,800,606	8.03	426,198	8.005	80.72	636	54.64	0.00
450,000.01 to 500,000.00	53	25,177,871	5.65	475,054	7.903	80.41	628	62.35	0.00
500,000.01 to 550,000.00	47	24,584,096	5.51	523,066	8.046	81.15	638	55.30	0.00
550,000.01 to 600,000.00	25	14,334,100	3.21	573,364	7.854	83.57	647	55.73	0.00
600,000.01 to 650,000.00	18	11,353,508	2.55	630,750	8.235	78.51	651	33.18	0.00
650,000.01 to 700,000.00	11	7,417,812	1.66	674,347	7.692	81.46	642	81.88	0.00
700,000.01 to 750,000.00	12	8,824,442	1.98	735,370	7.674	79.48	668	58.12	0.00
750,000.01 to 800,000.00	5	3,892,775	0.87	778,555	7.903	72.04	643	39.90	0.00
800,000.01 to 850,000.00	1	818,161	0.18	818,161	8.650	85.00	606	100.00	0.00
900,000.01 to 950,000.00	4	3,687,136	0.83	921,784	8.877	77.73	636	49.78	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 to 5.500	2	891,460	0.20	445,730	5.469	76.09	771	100.00	0.00
5.501 to 6.000	24	9,306,757	2.09	387,782	5.879	71.63	663	88.87	0.00
6.001 to 6.500	44	13,837,359	3.10	314,485	6.356	72.33	650	79.60	0.00
6.501 to 7.000	167	48,963,096	10.98	293,192	6.832	73.90	643	73.23	0.00
7.001 to 7.500	195	57,942,516	12.99	297,141	7.310	77.86	634	75.83	0.00
7.501 to 8.000	245	63,981,550	14.35	261,149	7.810	77.18	626	67.66	0.00
8.001 to 8.500	234	60,032,973	13.46	256,551	8.318	79.96	619	64.88	0.00
8.501 to 9.000	254	62,975,073	14.12	247,933	8.787	81.10	623	61.33	0.08
9.001 to 9.500	160	36,058,453	8.09	225,365	9.290	81.70	615	57.08	0.16
9.501 to 10.000	177	33,639,304	7.54	190,053	9.777	80.32	603	60.49	0.00
10.001 to 10.500	120	23,039,988	5.17	192,000	10.263	82.26	612	50.07	0.51
10.501 to 11.000	91	16,541,705	3.71	181,777	10.757	82.01	604	49.73	0.97
11.001 to 11.500	57	8,923,848	2.00	156,559	11.258	82.61	598	49.59	2.36
11.501 to 12.000	60	8,379,868	1.88	139,664	11.733	83.71	616	54.60	0.75
12.001 to 12.500	12	1,250,659	0.28	104,222	12.231	88.82	644	35.79	0.00
12.501 to 13.000	2	162,191	0.04	81,095	12.572	87.77	663	0.00	0.00
13.001 to 13.500	1	20,092	0.00	20,092	13.300	100.00	611	100.00	100.00
14.001 to 14.500	1	20,565	0.00	20,565	14.050	100.00	582	100.00	100.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
499 or less	2	404,606	0.09	202,303	11.217	50.16	483	100.00	0.00
500 to 519	6	1,325,273	0.30	220,879	9.965	63.41	509	32.12	0.00
520 to 539	33	6,854,097	1.54	207,700	9.888	70.42	531	81.62	0.00
540 to 559	137	30,619,292	6.87	223,498	9.102	72.73	549	82.83	0.00
560 to 579	241	51,154,862	11.47	212,261	8.777	75.47	569	80.05	0.00
580 to 599	244	54,421,382	12.20	223,038	8.595	75.84	589	76.34	0.04
600 to 619	305	70,632,311	15.84	231,581	8.502	79.18	610	67.27	0.03
620 to 639	283	69,176,782	15.51	244,441	8.089	81.38	628	74.29	0.00
640 to 659	245	64,989,254	14.57	265,262	8.266	81.40	649	59.58	0.15
660 to 679	154	38,254,879	8.58	248,408	8.291	82.26	669	48.47	1.01
680 to 699	82	21,441,488	4.81	261,482	7.827	80.60	689	47.25	0.58
700 to 719	49	15,229,339	3.41	310,803	7.711	79.85	708	33.09	0.34
720 to 739	29	8,967,163	2.01	309,213	7.964	82.39	729	27.31	0.00
740 to 759	14	4,281,961	0.96	305,854	7.803	81.60	745	24.13	0.00
760 to 779	15	6,092,769	1.37	406,185	7.953	81.74	768	30.53	0.00
780 to 799	5	1,785,696	0.40	357,139	9.175	86.90	786	0.00	0.00
800 to 819	2	336,301	0.08	168,151	7.990	94.25	802	14.97	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
N/A	24	6,840,537	1.53	285,022	8.047	75.65	676	0.00	0.00
30.00 or less	249	49,073,872	11.00	197,084	8.614	77.41	625	76.63	0.12
30.01 to 35.00	210	49,917,471	11.19	237,702	8.268	77.74	637	59.07	0.53
35.01 to 40.00	278	64,558,947	14.48	232,226	8.465	78.98	625	59.93	0.32
40.01 to 45.00	358	88,543,833	19.85	247,329	8.391	78.76	626	59.29	0.00
45.01 to 50.00	465	116,412,150	26.10	250,349	8.553	79.09	621	55.86	0.15
50.01 to 55.00	244	64,453,822	14.45	264,155	8.166	80.43	613	95.49	0.00
55.01 or more	18	6,166,824	1.38	342,601	8.284	83.89	606	100.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	1,832	445,265,645	99.84	243,049	8.411	78.85	624	65.21	0.00
Second Lien	14	701,810	0.16	50,129	10.909	99.64	667	96.18	100.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original LTV Ratios of the Aggregate Mortgage Loans(1)

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	81	13,722,119	3.08	169,409	8.083	40.53	607	52.56	0.00
50.01 to 55.00	32	6,755,436	1.51	211,107	7.812	53.05	624	57.85	0.00
55.01 to 60.00	67	14,508,850	3.25	216,550	8.192	58.01	590	60.30	0.00
60.01 to 65.00	114	25,589,497	5.74	224,469	8.125	63.90	601	64.25	0.00
65.01 to 70.00	158	38,802,568	8.70	245,586	8.011	68.68	609	60.75	0.00
70.01 to 75.00	184	45,799,794	10.27	248,912	7.884	73.97	616	63.86	0.00
75.01 to 80.00	400	100,494,892	22.53	251,237	8.227	79.54	625	61.01	0.00
80.01 to 85.00	240	63,192,188	14.17	263,301	8.567	84.50	627	69.53	0.00
85.01 to 90.00	505	123,243,692	27.64	244,047	8.893	89.69	637	68.99	0.00
90.01 to 95.00	33	7,319,122	1.64	221,792	9.119	94.74	657	79.31	0.49
95.01 to 100.00	32	6,539,299	1.47	204,353	9.131	99.99	669	88.86	10.19
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16
(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full (24+ months)—24+ Months Income Verification	460	99,154,986	22.23	215,554	8.016	77.38	619	100.00	0.30
Full (12+ months)—12-23 Months Income Verification	834	191,857,475	43.02	230,045	8.343	80.75	610	100.00	0.20
Limited—6 Months Income Verification	5	1,668,497	0.37	333,699	9.443	85.10	634	0.00	0.00
Streamlined—Stated Income / Verified Assets	306	85,693,718	19.22	280,045	8.688	78.26	646	0.00	0.03
Stated—Stated Income / Stated Assets	217	60,752,243	13.62	279,964	8.927	76.48	641	0.00	0.00
No Ratio—No Income / Verified Assets	5	1,636,717	0.37	327,343	7.326	71.35	583	0.00	0.00
No Doc—No Income / No Assets	19	5,203,820	1.17	273,885	8.274	77.00	705	0.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refinance	1,169	296,774,559	66.55	253,870	8.229	76.26	620	65.11	0.03
Purchase	414	92,615,194	20.77	223,708	9.098	86.73	645	57.01	0.66
Rate & Term Refinance	257	55,248,187	12.39	214,973	8.284	79.96	615	80.05	0.00
Cash Out Home Improvement	6	1,329,516	0.30	221,586	7.978	72.37	598	57.59	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Single Family	1,432	330,817,813	74.18	231,018	8.407	78.46	620	67.53	0.11
Planned Unit Development	220	59,288,822	13.29	269,495	8.293	80.20	631	62.37	0.21
Two- to Four-Family	128	40,376,585	9.05	315,442	8.578	79.89	652	50.34	0.46
Condominium	64	15,128,913	3.39	236,389	8.599	80.53	617	65.81	0.13
Townhouse	2	355,323	0.08	177,662	10.700	65.53	569	100.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Owner Occupied	1,637	404,419,175	90.68	247,049	8.301	78.67	620	67.65	0.16
Investor Occupied	175	33,271,410	7.46	190,122	9.741	81.78	668	41.05	0.11
Second Home	34	8,276,870	1.86	243,437	8.684	77.38	642	45.40	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Geographic Distribution	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Southern California	263	94,591,183	21.21	359,662	7.735	75.13	628	54.83	0.20
Florida	180	36,814,415	8.25	204,525	8.730	77.52	616	56.53	0.00
Washington	135	36,762,619	8.24	272,316	7.792	79.86	628	82.16	0.16
New York	88	33,096,936	7.42	376,102	8.295	77.68	637	50.42	0.00
Northern California	88	30,812,811	6.91	350,146	8.015	77.49	626	62.06	0.23
Texas	198	30,418,623	6.82	153,629	9.193	83.76	620	70.93	0.00
New Jersey	55	16,046,326	3.60	291,751	8.876	79.43	645	59.83	0.00
Maryland	56	14,537,978	3.26	259,607	8.646	79.43	612	84.06	0.00
Illinois	69	14,096,295	3.16	204,294	9.050	80.08	603	70.97	0.00
Arizona	52	12,130,816	2.72	233,285	8.312	79.58	628	59.89	0.86
Other	662	126,659,455	28.40	191,328	8.810	80.94	621	72.37	0.22
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Zip Code Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
90068	2	1,673,373	0.38	836,686	7.455	82.73	641	54.59	0.00
11207	3	1,564,971	0.35	521,657	7.894	82.59	722	67.98	0.00
98391	6	1,400,158	0.31	233,360	7.973	80.42	647	100.00	4.24
93551	3	1,350,150	0.30	450,050	8.423	88.34	627	39.98	0.00
90220	4	1,320,409	0.30	330,102	8.150	73.45	615	23.81	0.00
11215	2	1,298,915	0.29	649,457	9.105	56.68	612	28.82	0.00
96797	3	1,238,009	0.28	412,670	8.844	87.84	676	0.00	0.00
85262	3	1,182,103	0.27	394,034	8.538	90.65	687	65.07	6.51
98208	4	1,160,038	0.26	290,010	6.991	68.70	648	100.00	0.00
90706	2	1,141,037	0.26	570,519	8.940	92.58	634	48.39	0.00
Other	1,814	432,638,293	97.01	238,500	8.422	78.83	623	65.63	0.13
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	27	2,509,116	0.56	92,930	8.964	79.56	640	92.80	24.31
181 to 240	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
301 to 360	1,815	442,806,426	99.29	243,970	8.414	78.91	624	65.12	0.02
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	27	2,509,116	0.56	92,930	8.964	79.56	640	92.80	24.31
181 to 240	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
301 to 360	1,815	442,806,426	99.29	243,970	8.414	78.91	624	65.12	0.02
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR	495	98,936,059	22.18	199,871	9.370	79.55	621	61.93	0.00
2/6 MONTH LIBOR—40 YR AMTERM	312	95,203,824	21.35	305,140	8.432	79.61	615	59.61	0.00
30YR FXD	436	82,715,843	18.55	189,715	8.163	75.46	627	77.70	0.11
2/6 MONTH LIBOR—50 YR AMTERM	181	57,090,094	12.80	315,415	8.113	82.74	625	66.79	0.00
BALLOON OTHER—40 YR AMTERM	153	38,118,962	8.55	249,144	7.835	73.89	610	69.79	0.00
3/6 MONTH LIBOR—40 YR AMTERM	48	14,341,153	3.22	298,774	8.032	80.14	628	58.05	0.00
BALLOON OTHER—50 YR AMTERM	41	11,370,196	2.55	277,322	7.672	78.07	626	84.57	0.00
5/6 MONTH LIBOR	27	7,689,623	1.72	284,801	8.296	80.13	653	62.89	0.00
5/6 MONTH LIBOR—50 YR AMTERM	21	5,979,932	1.34	284,759	7.469	82.76	645	66.62	0.00
5/1 ARM 1 YR LIBOR—120 MONTH IO	13	5,223,344	1.17	401,796	7.206	85.83	695	27.19	0.00
3/6 MONTH LIBOR	26	5,057,254	1.13	194,510	9.514	79.65	603	69.23	0.00
2/6 MONTH LIBOR—60 MONTH IO	12	3,654,050	0.82	304,504	8.526	78.10	657	53.37	0.00
5/6 MONTH LIBOR—40 YR AMTERM	9	3,393,601	0.76	377,067	7.359	76.46	664	46.10	0.00
5/1 ARM 1 YR LIBOR—60 MONTH IO	8	2,750,638	0.62	343,830	7.489	87.86	679	31.82	0.00
3/6 MONTH LIBOR—50 YR AMTERM	6	1,910,143	0.43	318,357	7.604	81.58	637	71.75	0.00
5/1 ARM 1 YR LIBOR	6	1,793,648	0.40	298,941	7.264	88.36	660	27.02	0.00
15YR FXD	16	1,772,020	0.40	110,751	8.523	76.72	628	98.49	1.51
2/6 MONTH LIBOR—120 MONTH IO	4	1,440,089	0.32	360,022	7.777	71.25	614	60.12	0.00
5/1 ARM 1 YR CMT	4	1,418,959	0.32	354,740	8.821	81.17	668	48.19	0.00
5/6 MONTH LIBOR—120 MONTH IO	4	1,303,800	0.29	325,950	7.090	80.98	657	74.47	0.00
30YR FXD—120 MONTH IO	3	926,400	0.21	308,800	6.792	77.14	696	55.80	0.00
10/1 ARM 1YR LIBOR—120 MONTH IO	1	780,000	0.17	780,000	6.775	80.00	704	0.00	0.00
20YR FXD	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
15YR BALLOON	10	583,233	0.13	58,323	10.833	99.56	668	100.00	100.00
BALLOON OTHER—45 YR AMTERM	1	439,748	0.10	439,748	6.750	80.00	642	0.00	0.00
3/6 MONTH LIBOR—60 MONTH IO	1	432,000	0.10	432,000	8.250	90.00	670	0.00	0.00
30YR FXD—60 MONTH IO	1	419,700	0.09	419,700	6.750	85.00	741	0.00	0.00
6 MONTH LIBOR	2	372,229	0.08	186,115	9.565	84.05	606	100.00	0.00
5/6 MONTH LIBOR—60 MONTH IO	1	199,000	0.04	199,000	7.375	79.60	658	0.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
None	443	104,154,955	23.35	235,113	8.991	80.03	625	59.92	0.31
6	5	779,455	0.17	155,891	10.008	82.91	603	80.11	0.00
12	95	31,817,707	7.13	334,923	8.428	78.04	633	59.64	0.00
24	687	168,204,106	37.72	244,839	8.535	80.16	617	66.35	0.19
30	2	358,883	0.08	179,442	8.754	90.00	639	100.00	0.00
36	614	140,652,349	31.54	229,075	7.834	76.63	631	69.00	0.04
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2007-11	1	289,786	0.09	289,786	9.100	82.73	612	100.00	0.00
2007-12	1	82,443	0.03	82,443	11.200	88.71	586	100.00	0.00
2009-01	10	2,324,973	0.75	232,497	7.827	76.66	603	49.14	0.00
2009-02	8	1,475,970	0.48	184,496	9.001	71.39	558	52.24	0.00
2009-03	4	837,766	0.27	209,441	7.836	81.11	665	65.45	0.00
2009-04	20	6,077,316	1.97	303,866	8.012	87.92	651	88.66	0.00
2009-05	176	47,070,886	15.23	267,448	8.540	80.40	638	50.87	0.00
2009-06	368	98,278,197	31.81	267,060	8.657	79.38	612	63.45	0.00
2009-07	418	100,259,006	32.45	239,854	8.935	80.69	619	64.65	0.00
2010-01	1	111,828	0.04	111,828	8.990	82.96	582	100.00	0.00
2010-04	3	759,948	0.25	253,316	7.844	82.46	584	100.00	0.00
2010-05	38	9,593,890	3.11	252,471	7.963	78.42	627	53.42	0.00
2010-06	25	7,649,150	2.48	305,966	8.512	80.98	631	56.73	0.00
2010-07	14	3,625,734	1.17	258,981	9.080	83.57	608	78.89	0.00
2011-04	1	199,000	0.06	199,000	7.375	79.60	658	0.00	0.00
2011-10	1	486,497	0.16	486,497	7.850	81.33	656	0.00	0.00
2012-01	2	444,766	0.14	222,383	7.460	84.25	637	40.75	0.00
2012-03	1	560,000	0.18	560,000	6.990	80.00	629	100.00	0.00
2012-04	13	4,971,076	1.61	382,390	6.867	82.70	690	8.73	0.00
2012-05	22	7,290,194	2.36	331,372	7.787	87.43	686	36.69	0.00
2012-06	22	6,678,424	2.16	303,565	7.483	78.40	641	77.43	0.00
2012-07	31	9,122,588	2.95	294,277	8.170	81.75	653	63.56	0.00
2017-04	1	780,000	0.25	780,000	6.775	80.00	704	0.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	56	17,272,053	5.59	308,430	7.587	81.94	655	47.11	0.00
4.001 to 4.500	3	770,915	0.25	256,972	6.374	76.33	697	79.65	0.00
4.501 to 5.000	23	5,399,962	1.75	234,781	8.405	80.11	612	77.52	0.00
5.001 to 5.500	199	54,539,385	17.65	274,067	8.421	78.64	617	57.42	0.00
5.501 to 6.000	641	163,148,593	52.80	254,522	8.619	81.41	631	56.64	0.00
6.001 to 6.500	152	42,741,701	13.83	281,195	8.939	79.45	609	70.21	0.00
6.501 to 7.000	44	11,463,623	3.71	260,537	8.716	78.49	608	73.08	0.00
7.001 to 7.500	33	6,526,366	2.11	197,769	9.004	73.65	583	86.62	0.00
7.501 to 8.000	28	6,947,015	2.25	248,108	9.262	85.04	619	93.53	0.00
8.001 to 8.500	1	107,883	0.03	107,883	9.040	80.00	641	100.00	0.00
8.501 to 9.000	1	51,943	0.02	51,943	10.940	80.00	581	100.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.500 or less	3	589,750	0.19	196,583	6.995	80.00	705	11.12	0.00
4.501 to 5.000	15	2,837,282	0.92	189,152	9.500	84.16	605	74.52	0.00
5.001 to 5.500	13	2,857,280	0.92	219,791	7.747	73.42	643	78.80	0.00
5.501 to 6.000	576	144,697,332	46.83	251,211	8.638	81.74	632	59.97	0.00
6.001 to 6.500	122	36,707,118	11.88	300,878	8.723	78.72	608	72.12	0.00
6.501 to 7.000	50	15,308,211	4.95	306,164	7.722	73.68	633	51.10	0.00
7.001 to 7.500	70	22,524,532	7.29	321,779	7.572	78.62	631	74.49	0.00
7.501 to 8.000	71	20,868,080	6.75	293,917	7.809	79.64	633	62.69	0.00
8.001 to 8.500	68	19,025,062	6.16	279,780	8.317	81.58	623	44.10	0.00
8.501 to 9.000	43	12,153,066	3.93	282,629	8.803	81.18	629	50.76	0.00
9.001 to 9.500	40	10,189,074	3.30	254,727	9.253	81.25	597	60.67	0.00
9.501 to 10.000	52	9,147,833	2.96	175,920	9.793	80.83	605	50.46	0.00
10.001 to 10.500	22	4,522,538	1.46	205,570	10.258	80.86	604	60.97	0.00
10.501 to 11.000	22	4,826,602	1.56	219,391	10.709	81.56	583	48.89	0.00
11.001 to 11.500	7	1,173,497	0.38	167,642	11.228	78.29	568	23.67	0.00
11.501 to 12.000	7	1,542,183	0.50	220,312	11.698	82.21	575	80.43	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
10.001 to 10.500	1	125,898	0.04	125,898	7.075	47.55	628	100.00	0.00
11.001 to 11.500	5	1,958,388	0.63	391,678	6.585	78.49	689	42.61	0.00
11.501 to 12.000	18	8,159,659	2.64	453,314	6.276	77.32	655	59.03	0.00
12.001 to 12.500	30	10,126,953	3.28	337,565	6.665	80.03	650	72.20	0.00
12.501 to 13.000	60	18,973,016	6.14	316,217	6.871	75.53	642	71.67	0.00
13.001 to 13.500	112	37,308,350	12.08	333,110	7.353	80.38	637	75.20	0.00
13.501 to 14.000	144	40,990,275	13.27	284,655	7.807	78.15	629	68.29	0.00
14.001 to 14.500	148	42,878,285	13.88	289,718	8.315	80.50	618	60.48	0.00
14.501 to 15.000	163	46,179,516	14.95	283,310	8.783	81.56	625	58.32	0.00
15.001 to 15.500	113	27,731,707	8.98	245,413	9.261	81.88	615	54.93	0.00
15.501 to 16.000	138	27,889,497	9.03	202,098	9.775	80.68	607	56.19	0.00
16.001 to 16.500	78	17,381,367	5.63	222,838	10.255	83.17	618	44.59	0.00
16.501 to 17.000	74	14,300,646	4.63	193,252	10.756	82.12	608	43.78	0.00
17.001 to 17.500	45	7,288,438	2.36	161,965	11.261	83.48	602	43.26	0.00
17.501 to 18.000	42	6,644,191	2.15	158,195	11.727	84.40	620	53.11	0.00
18.001 to 18.500	8	871,061	0.28	108,883	12.237	90.11	672	18.13	0.00
18.501 to 19.000	2	162,191	0.05	81,095	12.572	87.77	663	0.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	1	289,786	0.09	289,786	9.100	82.73	612	100.00	0.00
1.500	746	191,238,965	61.90	256,353	8.752	80.98	624	62.38	0.00
2.000	4	1,418,959	0.46	354,740	8.821	81.17	668	48.19	0.00
3.000	402	105,474,100	34.14	262,373	8.419	78.89	619	60.98	0.00
5.000	28	10,547,629	3.41	376,701	7.258	86.36	686	26.36	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	401	105,537,699	34.16	263,186	8.418	78.92	619	61.01	0.00
1.500	746	191,238,965	61.90	256,353	8.752	80.98	624	62.38	0.00
2.000	34	12,192,775	3.95	358,611	7.486	85.44	681	30.26	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively.
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	337
Aggregate Current Principal Balance:	$128,510,010
Average Current Principal Balance:	$381,335	$35,769-$926,915
Aggregate Original Principal Balance:	$128,621,162
Average Original Principal Balance:	$381,665	$35,800-$927,500
Fully Amortizing Non-IO Mortgage Loans:	31.10%
Fully Amortizing IO Mortgage Loans:	5.56%
Balloon Loans:	63.34%
1st Lien:	99.75%
Wtd. Avg. Gross Coupon:	8.030%	5.450%-12.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	357	176-359
Wtd. Avg. Margin (ARM Loan Only):	5.736%	2.250%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.106%	11.490%-18.250%
Minimum Interest Rate (ARM Loans Only):	6.925%	5.000%-11.625%
Wtd. Avg. Original LTV(1):	79.37%	28.00%-100.00%
Wtd. Avg. Borrower FICO(2):	632	508-788
Geographic Distribution (Top 5):	California	48.57%
	New York	9.10%
	Florida	7.19%
	Washington	6.84%
	Texas	4.31%
(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.
(2)	References to FICO are references to FICO scores at origination.

Originators of the Group II Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Option One Mortgage	196	67,647,437	52.64	345,140	8.260	79.53	625	64.49	0.00
Fieldstone	123	51,982,961	40.45	422,626	7.704	78.34	641	49.13	0.61
Decision One	15	7,833,767	6.10	522,251	8.243	84.28	643	94.65	0.00
EquiFirst	3	1,045,844	0.81	348,615	7.739	82.82	553	100.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50,000.00 or less	2	85,754	0.07	42,877	11.883	73.91	636	100.00	41.71
50,000.01 to 100,000.00	34	2,666,770	2.08	78,434	9.984	76.93	619	74.05	5.56
100,000.01 to 150,000.00	54	6,508,622	5.06	120,530	9.181	74.78	600	81.93	2.05
150,000.01 to 200,000.00	24	4,083,429	3.18	170,143	7.934	77.96	600	87.67	0.00
200,000.01 to 250,000.00	8	1,825,110	1.42	228,139	7.642	77.92	612	61.78	0.00
250,000.01 to 300,000.00	9	2,508,715	1.95	278,746	7.865	76.75	604	44.50	0.00
300,000.01 to 350,000.00	3	968,750	0.75	322,917	7.161	60.56	558	67.51	0.00
400,000.01 to 450,000.00	50	21,687,316	16.88	433,746	7.995	79.99	632	57.97	0.00
450,000.01 to 500,000.00	42	19,914,054	15.50	474,144	7.730	79.63	627	66.83	0.00
500,000.01 to 550,000.00	38	19,818,178	15.42	521,531	7.977	80.65	628	60.61	0.00
550,000.01 to 600,000.00	24	13,749,229	10.70	572,885	7.810	83.30	647	58.10	0.00
600,000.01 to 650,000.00	17	10,737,493	8.36	631,617	8.306	78.14	645	29.34	0.00
650,000.01 to 700,000.00	10	6,734,076	5.24	673,408	7.610	81.45	638	80.04	0.00
700,000.01 to 750,000.00	12	8,824,442	6.87	735,370	7.674	79.48	668	58.12	0.00
750,000.01 to 800,000.00	5	3,892,775	3.03	778,555	7.903	72.04	643	39.90	0.00
800,000.01 to 850,000.00	1	818,161	0.64	818,161	8.650	85.00	606	100.00	0.00
900,000.01 to 950,000.00	4	3,687,136	2.87	921,784	8.877	77.73	636	49.78	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 to 5.500	2	891,460	0.69	445,730	5.469	76.09	771	100.00	0.00
5.501 to 6.000	10	5,433,828	4.23	543,383	5.882	72.49	659	86.57	0.00
6.001 to 6.500	12	5,715,441	4.45	476,287	6.342	77.30	643	82.41	0.00
6.501 to 7.000	43	17,701,610	13.77	411,665	6.832	75.50	648	65.53	0.00
7.001 to 7.500	49	22,507,171	17.51	459,330	7.296	80.94	642	65.96	0.00
7.501 to 8.000	52	20,488,396	15.94	394,008	7.831	78.51	630	56.99	0.00
8.001 to 8.500	44	17,772,671	13.83	403,924	8.332	79.72	610	57.98	0.00
8.501 to 9.000	35	14,877,053	11.58	425,059	8.749	82.77	631	58.12	0.00
9.001 to 9.500	18	6,659,856	5.18	369,992	9.308	84.22	626	52.29	0.00
9.501 to 10.000	18	4,456,044	3.47	247,558	9.744	77.63	607	51.92	0.00
10.001 to 10.500	15	4,280,866	3.33	285,391	10.264	81.02	617	37.16	0.00
10.501 to 11.000	14	4,367,312	3.40	311,951	10.748	81.82	617	7.20	1.64
11.001 to 11.500	9	1,653,387	1.29	183,710	11.265	83.76	605	69.28	12.72
11.501 to 12.000	15	1,617,662	1.26	107,844	11.750	76.62	581	86.62	2.21
12.001 to 12.500	1	87,253	0.07	87,253	12.250	90.00	681	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
500 to 519	2	411,691	0.32	205,846	10.820	50.27	509	28.40	0.00
520 to 539	5	1,557,619	1.21	311,524	9.604	78.94	535	71.71	0.00
540 to 559	26	8,756,454	6.81	336,787	8.702	69.50	550	81.89	0.00
560 to 579	32	9,035,137	7.03	282,348	8.139	74.98	568	78.88	0.00
580 to 599	43	15,841,503	12.33	368,407	8.358	76.67	589	68.89	0.00
600 to 619	55	18,320,531	14.26	333,101	8.302	80.51	610	57.78	0.00
620 to 639	54	20,073,239	15.62	371,727	7.769	82.72	628	73.54	0.00
640 to 659	49	22,214,839	17.29	453,364	8.048	81.15	649	54.27	0.00
660 to 679	27	10,564,768	8.22	391,288	8.132	83.19	670	60.54	3.01
680 to 699	19	7,668,896	5.97	403,626	7.215	81.17	688	56.75	0.00
700 to 719	9	5,354,846	4.17	594,983	6.876	76.12	707	29.07	0.00
720 to 739	4	2,388,805	1.86	597,201	6.740	81.10	733	24.42	0.00
740 to 759	5	2,538,890	1.98	507,778	7.552	83.64	743	0.00	0.00
760 to 779	5	2,881,097	2.24	576,219	7.491	77.15	769	30.94	0.00
780 to 799	2	901,695	0.70	450,848	9.527	88.52	787	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
N/A	7	2,721,551	2.12	388,793	8.204	79.33	684	0.00	0.00
30.00 or less	43	14,123,767	10.99	328,460	8.254	79.08	627	76.75	0.00
30.01 to 35.00	45	17,047,075	13.27	378,824	7.525	77.24	666	46.91	1.23
35.01 to 40.00	53	17,982,164	13.99	339,286	8.199	78.89	634	50.39	0.60
40.01 to 45.00	61	23,210,468	18.06	380,499	8.271	78.91	633	46.57	0.00
45.01 to 50.00	76	30,144,012	23.46	396,632	8.081	78.32	619	56.63	0.00
50.01 to 55.00	48	20,806,853	16.19	433,476	7.829	83.34	619	93.12	0.00
55.01 or more	4	2,474,119	1.93	618,530	7.608	82.78	610	100.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	333	128,192,434	99.75	384,962	8.022	79.32	632	60.31	0.00
Second Lien	4	317,576	0.25	79,394	11.276	99.44	669	100.00	100.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original LTV Ratios of the Group II Mortgage Loans(1)

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	10	2,062,214	1.60	206,221	8.212	37.43	608	33.21	0.00
50.01 to 55.00	4	1,441,272	1.12	360,318	7.886	52.90	612	12.06	0.00
55.01 to 60.00	8	1,846,882	1.44	230,860	8.461	57.17	571	78.59	0.00
60.01 to 65.00	22	7,768,869	6.05	353,130	7.849	64.12	600	52.20	0.00
65.01 to 70.00	32	12,909,053	10.05	403,408	7.755	68.46	621	55.76	0.00
70.01 to 75.00	34	12,953,361	10.08	380,981	7.493	73.83	638	54.17	0.00
75.01 to 80.00	87	35,656,665	27.75	409,847	7.864	79.67	633	58.14	0.00
80.01 to 85.00	52	19,435,201	15.12	373,754	8.131	84.40	634	59.19	0.00
85.01 to 90.00	76	30,786,087	23.96	405,080	8.325	89.65	643	70.65	0.00
90.01 to 95.00	3	758,406	0.59	252,802	10.475	95.00	649	22.36	4.72
95.01 to 100.00	9	2,891,998	2.25	321,333	9.396	100.00	662	100.00	9.74
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25
(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full (24+ months)—24+ Months Income Verification	64	25,218,289	19.62	394,036	7.491	79.20	633	100.00	0.14
Full (12+ months)—12-23 Months Income Verification	158	52,409,252	40.78	331,704	7.961	81.34	613	100.00	0.54
Limited—6 Months Income Verification	1	647,941	0.50	647,941	8.850	90.00	651	0.00	0.00
Streamlined—Stated Income / Verified Assets	65	28,786,725	22.40	442,873	8.078	77.89	649	0.00	0.00
Stated—Stated Income / Stated Assets	42	18,726,251	14.57	445,863	8.820	75.97	649	0.00	0.00
No Ratio—No Income / Verified Assets	1	511,660	0.40	511,660	7.500	80.00	590	0.00	0.00
No Doc—No Income / No Assets	6	2,209,891	1.72	368,315	8.367	79.17	706	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refinance	228	89,788,112	69.87	393,808	7.973	77.25	626	61.20	0.00
Purchase	68	24,911,389	19.38	366,344	8.536	86.90	655	50.92	1.27
Rate & Term Refinance	41	13,810,508	10.75	336,842	7.488	79.58	628	72.33	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Single Family	258	94,996,491	73.92	368,203	8.028	79.16	627	63.75	0.19
Planned Unit Development	46	20,381,998	15.86	443,087	7.745	77.97	646	48.05	0.00
Two- to Four- Family	19	8,576,857	6.67	451,414	8.242	82.12	667	50.02	1.56
Condominium	14	4,554,664	3.54	325,333	8.939	84.66	614	65.50	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Owner Occupied	314	122,541,528	95.36	390,260	7.962	79.22	630	61.40	0.23
Investor Occupied	21	4,949,230	3.85	235,678	9.336	83.57	684	37.63	0.72
Second Home	2	1,019,252	0.79	509,626	9.841	76.83	593	51.01	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Geographic Distribution	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Southern California	90	46,227,290	35.97	513,637	7.562	78.35	634	58.37	0.29
Northern California	33	16,186,637	12.60	490,504	8.103	79.40	630	54.05	0.44
New York	22	11,693,023	9.10	531,501	7.960	79.95	649	48.17	0.00
Florida	39	9,241,464	7.19	236,961	8.716	79.03	611	59.70	0.00
Washington	21	8,789,416	6.84	418,544	7.353	80.17	629	85.14	0.00
Texas	32	5,532,985	4.31	172,906	8.836	82.74	625	57.56	0.00
New Jersey	8	4,769,458	3.71	596,182	8.610	82.65	687	59.66	0.00
Nevada	10	2,991,329	2.33	299,133	7.280	75.05	646	56.16	0.00
Maryland	8	2,272,916	1.77	284,115	9.663	86.37	612	77.02	0.00
Arizona	5	2,259,250	1.76	451,850	7.923	82.45	648	56.72	3.40
Other	69	18,546,241	14.43	268,786	8.699	78.90	616	67.51	0.19
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Zip Code Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
90068	2	1,673,373	1.30	836,686	7.455	82.73	641	54.59	0.00
90706	2	1,141,037	0.89	570,519	8.940	92.58	634	48.39	0.00
91342	2	1,112,090	0.87	556,045	7.682	72.98	584	41.59	0.00
95127	2	1,076,013	0.84	538,006	7.644	82.57	638	48.68	0.00
90712	2	1,068,854	0.83	534,427	7.578	85.21	620	52.13	0.00
92508	2	1,051,292	0.82	525,646	6.548	77.51	634	50.17	0.00
95020	2	1,015,016	0.79	507,508	7.051	72.53	640	100.00	0.00
90731	2	979,806	0.76	489,903	8.090	74.12	580	56.72	0.00
91001	2	979,091	0.76	489,546	7.373	79.04	572	100.00	0.00
93551	2	973,276	0.76	486,638	8.102	87.77	631	55.46	0.00
Other	317	117,440,161	91.39	370,474	8.066	79.22	633	60.46	0.27
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	7	628,640	0.49	89,806	9.945	85.63	630	100.00	50.52
181 to 240	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
301 to 360	328	127,692,535	99.36	389,307	8.017	79.33	632	60.22	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	7	628,640	0.49	89,806	9.945	85.63	630	100.00	50.52
181 to 240	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
301 to 360	328	127,692,535	99.36	389,307	8.017	79.33	632	60.22	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR—40 YR AMTERM	74	35,418,707	27.56	478,631	8.252	80.18	619	56.67	0.00
2/6 MONTH LIBOR—50 YR AMTERM	43	20,826,244	16.21	484,331	7.900	82.44	632	62.87	0.00
30YR FXD	70	17,958,326	13.97	256,548	7.652	75.07	638	68.68	0.00
2/6 MONTH LIBOR	56	17,633,248	13.72	314,879	9.107	78.36	627	60.00	0.00
BALLOON OTHER—40 YR AMTERM	27	8,609,558	6.70	318,873	7.551	76.74	610	67.74	0.00
3/6 MONTH LIBOR—40 YR AMTERM	13	7,233,118	5.63	556,394	7.918	82.52	643	56.70	0.00
BALLOON OTHER—50 YR AMTERM	10	3,295,208	2.56	329,521	7.404	78.83	606	100.00	0.00
5/1 ARM 1 YR LIBOR—120 MONTH IO	5	2,981,795	2.32	596,359	6.969	83.72	706	14.75	0.00
5/6 MONTH LIBOR	6	2,743,295	2.13	457,216	8.147	79.51	681	55.30	0.00
5/6 MONTH LIBOR—40 YR AMTERM	4	2,127,802	1.66	531,950	7.063	74.94	651	53.36	0.00
5/6 MONTH LIBOR—50 YR AMTERM	4	2,123,349	1.65	530,837	6.493	78.18	673	55.93	0.00
2/6 MONTH LIBOR—60 MONTH IO	4	1,863,800	1.45	465,950	8.080	77.11	657	72.74	0.00
3/6 MONTH LIBOR—50 YR AMTERM	2	1,009,417	0.79	504,708	7.041	76.87	641	46.53	0.00
10/1 ARM 1YR LIBOR—120 MONTH IO	1	780,000	0.61	780,000	6.775	80.00	704	0.00	0.00
5/1 ARM 1 YR LIBOR	1	645,696	0.50	645,696	6.629	80.00	687	0.00	0.00
5/1 ARM 1 YR LIBOR—60 MONTH IO	1	560,000	0.44	560,000	6.990	80.00	629	100.00	0.00
2/6 MONTH LIBOR—120 MONTH IO	1	536,000	0.42	536,000	8.600	80.00	617	100.00	0.00
3/6 MONTH LIBOR	4	487,525	0.38	121,881	8.622	80.37	611	79.11	0.00
BALLOON OTHER—45 YR AMTERM	1	439,748	0.34	439,748	6.750	80.00	642	0.00	0.00
30YR FXD—60 MONTH IO	1	419,700	0.33	419,700	6.750	85.00	741	0.00	0.00
15YR BALLOON	4	317,576	0.25	79,394	11.276	99.44	669	100.00	100.00
15YR FXD	3	311,064	0.24	103,688	8.585	71.53	591	100.00	0.00
20YR FXD	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
None	54	19,921,889	15.50	368,924	8.826	80.80	644	54.69	0.57
12	21	10,679,153	8.31	508,531	8.342	78.13	633	50.79	0.00
24	133	55,485,808	43.18	417,187	8.128	80.35	620	62.51	0.37
36	129	42,423,161	33.01	328,862	7.449	77.72	642	62.75	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2009-01	2	974,095	1.00	487,047	7.661	82.29	550	100.00	0.00
2009-04	4	2,024,571	2.09	506,143	8.540	95.45	684	100.00	0.00
2009-05	37	17,092,167	17.63	461,950	8.260	82.53	655	47.93	0.00
2009-06	78	34,061,997	35.13	436,692	8.358	79.89	612	61.15	0.00
2009-07	57	22,125,169	22.82	388,161	8.426	77.75	621	61.53	0.00
2010-04	1	511,240	0.53	511,240	7.125	80.00	589	100.00	0.00
2010-05	8	3,627,927	3.74	453,491	7.775	81.65	643	47.23	0.00
2010-06	6	3,396,859	3.50	566,143	8.197	81.11	654	45.27	0.00
2010-07	4	1,194,033	1.23	298,508	7.446	84.62	616	100.00	0.00
2011-10	1	486,497	0.50	486,497	7.850	81.33	656	0.00	0.00
2012-03	1	560,000	0.58	560,000	6.990	80.00	629	100.00	0.00
2012-04	3	2,137,529	2.20	712,510	6.590	80.00	710	0.00	0.00
2012-05	3	1,489,962	1.54	496,654	7.365	87.44	691	29.52	0.00
2012-06	5	2,551,634	2.63	510,327	6.209	73.07	646	88.26	0.00
2012-07	8	3,956,316	4.08	494,539	7.962	80.27	686	40.13	0.00
2017-04	1	780,000	0.80	780,000	6.775	80.00	704	0.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	11	6,642,820	6.85	603,893	7.121	80.39	667	40.27	0.00
4.001 to 4.500	1	432,800	0.45	432,800	5.490	78.73	768	100.00	0.00
4.501 to 5.000	4	1,832,426	1.89	458,106	6.715	74.11	621	100.00	0.00
5.001 to 5.500	47	21,305,073	21.97	453,299	8.112	79.68	627	44.58	0.00
5.501 to 6.000	108	44,459,793	45.85	411,665	8.039	81.06	639	57.31	0.00
6.001 to 6.500	34	14,814,380	15.28	435,717	8.773	78.89	617	63.45	0.00
6.501 to 7.000	7	3,479,440	3.59	497,063	9.308	81.69	613	60.72	0.00
7.001 to 7.500	2	968,982	1.00	484,491	8.504	71.02	578	100.00	0.00
7.501 to 8.000	5	3,034,282	3.13	606,856	9.297	86.96	633	100.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.501 to 5.000	1	139,702	0.14	139,702	11.150	65.00	575	100.00	0.00
5.001 to 5.500	5	992,246	1.02	198,449	7.323	75.79	668	100.00	0.00
5.501 to 6.000	94	38,565,726	39.77	410,274	7.973	80.44	637	61.41	0.00
6.001 to 6.500	31	14,540,226	14.99	469,040	8.494	77.76	617	61.60	0.00
6.501 to 7.000	12	6,829,889	7.04	569,157	7.774	75.49	646	30.77	0.00
7.001 to 7.500	19	10,751,564	11.09	565,872	7.363	80.99	642	69.76	0.00
7.501 to 8.000	15	7,549,957	7.79	503,330	7.821	79.75	639	44.39	0.00
8.001 to 8.500	16	6,906,180	7.12	431,636	8.341	82.32	610	41.56	0.00
8.501 to 9.000	7	3,593,945	3.71	513,421	8.786	82.57	660	61.89	0.00
9.001 to 9.500	6	2,392,311	2.47	398,718	9.268	85.90	609	75.89	0.00
9.501 to 10.000	5	1,388,298	1.43	277,660	9.811	89.38	661	45.89	0.00
10.001 to 10.500	2	1,045,500	1.08	522,750	10.219	100.00	649	100.00	0.00
10.501 to 11.000	5	2,157,526	2.22	431,505	10.621	82.52	589	0.00	0.00
11.501 to 12.000	1	116,927	0.12	116,927	11.625	67.63	512	100.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
11.001 to 11.500	2	1,192,632	1.23	596,316	6.133	79.54	730	36.29	0.00
11.501 to 12.000	10	5,696,988	5.88	569,699	6.308	75.75	655	58.51	0.00
12.001 to 12.500	10	4,870,178	5.02	487,018	6.614	82.60	651	78.44	0.00
12.501 to 13.000	16	7,620,898	7.86	476,306	6.832	75.92	643	67.85	0.00
13.001 to 13.500	29	15,241,176	15.72	525,558	7.271	81.15	645	70.91	0.00
13.501 to 14.000	33	14,424,845	14.88	437,117	7.821	78.01	637	56.27	0.00
14.001 to 14.500	30	14,781,115	15.24	492,704	8.327	80.19	611	53.42	0.00
14.501 to 15.000	28	13,308,347	13.72	475,298	8.753	83.56	632	61.22	0.00
15.001 to 15.500	16	6,332,732	6.53	395,796	9.304	83.96	628	49.82	0.00
15.501 to 16.000	12	3,754,764	3.87	312,897	9.738	77.07	611	45.11	0.00
16.001 to 16.500	9	3,441,020	3.55	382,336	10.238	84.71	635	30.38	0.00
16.501 to 17.000	11	3,944,610	4.07	358,601	10.754	81.65	620	4.26	0.00
17.001 to 17.500	4	1,219,975	1.26	304,994	11.263	80.79	588	58.36	0.00
17.501 to 18.000	8	1,053,462	1.09	131,683	11.744	79.03	564	88.55	0.00
18.001 to 18.500	1	87,253	0.09	87,253	12.250	90.00	681	0.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.500	136	55,542,471	57.28	408,401	8.313	79.63	628	59.90	0.00
3.000	75	36,460,034	37.60	486,134	8.092	81.17	634	58.04	0.00
5.000	8	4,967,491	5.12	620,936	6.897	82.23	694	20.13	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	75	36,460,034	37.60	486,134	8.092	81.17	634	58.04	0.00
1.500	136	55,542,471	57.28	408,401	8.313	79.63	628	59.90	0.00
2.000	8	4,967,491	5.12	620,936	6.897	82.23	694	20.13	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Appendix 2-

Computational Material

Interest Rate Swap Schedule

Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)
1	8/30/2007	9/25/2007	445,967,000.00	5.400
2	9/25/2007	10/25/2007	441,214,000.00	5.400
3	10/25/2007	11/25/2007	435,085,000.00	5.400
4	11/25/2007	12/25/2007	427,582,000.00	5.400
5	12/25/2007	1/25/2008	418,718,000.00	5.400
6	1/25/2008	2/25/2008	408,517,000.00	5.400
7	2/25/2008	3/25/2008	397,018,000.00	5.400
8	3/25/2008	4/25/2008	384,274,000.00	5.400
9	4/25/2008	5/25/2008	370,364,000.00	5.400
10	5/25/2008	6/25/2008	355,412,000.00	5.400
11	6/25/2008	7/25/2008	339,975,000.00	5.400
12	7/25/2008	8/25/2008	324,833,000.00	5.400
13	8/25/2008	9/25/2008	310,379,000.00	5.400
14	9/25/2008	10/25/2008	296,581,000.00	5.400
15	10/25/2008	11/25/2008	283,408,000.00	5.400
16	11/25/2008	12/25/2008	270,831,000.00	5.400
17	12/25/2008	1/25/2009	258,819,000.00	5.400
18	1/25/2009	2/25/2009	247,337,000.00	5.400
19	2/25/2009	3/25/2009	236,307,000.00	5.400
20	3/25/2009	4/25/2009	225,700,000.00	5.400
21	4/25/2009	5/25/2009	213,689,000.00	5.400
22	5/25/2009	6/25/2009	199,451,000.00	5.400
23	6/25/2009	7/25/2009	184,399,000.00	5.400
24	7/25/2009	8/25/2009	170,772,000.00	5.400
25	8/25/2009	9/25/2009	158,427,000.00	5.400
26	9/25/2009	10/25/2009	148,042,000.00	5.400
27	10/25/2009	11/25/2009	139,870,000.00	5.400
28	11/25/2009	12/25/2009	133,150,000.00	5.400
29	12/25/2009	1/25/2010	126,769,000.00	5.400
30	1/25/2010	2/25/2010	120,715,000.00	5.400
31	2/25/2010	3/25/2010	114,961,000.00	5.400
32	3/25/2010	4/25/2010	109,398,000.00	5.400
33	4/25/2010	5/25/2010	103,838,000.00	5.400
34	5/25/2010	6/25/2010	98,386,000.00	5.400
35	6/25/2010	7/25/2010	93,115,000.00	5.400
36	7/25/2010	8/25/2010	88,184,000.00	5.400
37	8/25/2010	9/25/2010	83,607,000.00	5.400
38	9/25/2010	10/25/2010	79,437,000.00	5.400
39	10/25/2010	11/25/2010	75,600,000.00	5.400
40	11/25/2010	12/25/2010	72,035,000.00	5.400
41	12/25/2010	1/25/2011	68,650,000.00	5.400
42	1/25/2011	2/25/2011	65,435,000.00	5.400
43	2/25/2011	3/25/2011	62,382,000.00	5.400
44	3/25/2011	4/25/2011	59,480,000.00	5.400
45	4/25/2011	5/25/2011	56,724,000.00	5.400
46	5/25/2011	6/25/2011	54,104,000.00	5.400
47	6/25/2011	7/25/2011	51,613,000.00	5.400
48	7/25/2011	8/25/2011	49,245,000.00	5.400
49	8/25/2011	9/25/2011	46,993,000.00	5.400
50	9/25/2011	10/25/2011	44,852,000.00	5.400
51	10/25/2011	11/25/2011	42,815,000.00	5.400
52	11/25/2011	12/25/2011	40,877,000.00	5.400
53	12/25/2011	1/25/2012	39,033,000.00	5.400
54	1/25/2012	2/25/2012	37,278,000.00	5.400
55	2/25/2012	3/25/2012	35,607,000.00	5.400
56	3/25/2012	4/25/2012	34,017,000.00	5.400
57	4/25/2012	5/25/2012	32,503,000.00	5.400
58	5/25/2012	6/25/2012	31,060,000.00	5.400
59	6/25/2012	7/25/2012	29,687,000.00	5.400
60	7/25/2012	8/25/2012	28,378,000.00	5.400
61	8/25/2012	9/25/2012	0.00	N/A

Interest Rate Swap Schedule

Sensitivity Analysis
To Optional Termination

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.69	1.23	1.00	0.84	0.73
Principal Window (mos)	1 - 39	1 - 27	1 - 22	1 - 18	1 - 15

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.55	3.70	2.50	1.95	1.68
Principal Window (mos)	39 - 122	27 - 80	22 - 59	18 - 30	15 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.76	8.46	6.19	3.08	2.28
Principal Window (mos)	122 - 164	80 - 109	59 - 80	30 - 62	25 - 31

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.97	4.90	5.15	4.12
Principal Window (mos)	52 - 164	37 - 109	46 - 80	62 - 62	31 - 50

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.76	4.83	4.14
Principal Window (mos)	52 - 164	37 - 109	44 - 80	53 - 62	48 - 50

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.69	4.46	3.88
Principal Window (mos)	52 - 164	37 - 109	42 - 80	49 - 62	44 - 50

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.65	4.29	3.67
Principal Window (mos)	52 - 164	37 - 109	41 - 80	47 - 62	41 - 50

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.62	4.16	3.53
Principal Window (mos)	52 - 164	37 - 109	40 - 80	45 - 62	39 - 50

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.97	4.60	4.07	3.44
Principal Window (mos)	52 - 164	37 - 109	40 - 80	43 - 62	38 - 50

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.59	4.02	3.37
Principal Window (mos)	52 - 164	37 - 109	39 - 80	42 - 62	37 - 50

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.96	4.57	3.97	3.32
Principal Window (mos)	52 - 164	37 - 109	39 - 80	41 - 62	36 - 50

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.98	5.97	4.57	3.93	3.27
Principal Window (mos)	52 - 164	37 - 109	38 - 80	40 - 62	35 - 50

Sensitivity Analysis
To Maturity

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.69	1.23	1.00	0.84	0.73
Principal Window (mos)	1 - 39	1 - 27	1 - 22	1 - 18	1 - 15

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.55	3.70	2.50	1.95	1.68
Principal Window (mos)	39 - 122	27 - 80	22 - 59	18 - 30	15 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	15.42	10.37	7.61	3.70	2.28
Principal Window (mos)	122 - 338	80 - 246	59 - 184	30 - 144	25 - 31

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.95	6.68	5.43	6.29	6.63
Principal Window (mos)	52 - 308	37 - 221	46 - 165	62 - 129	31 - 121

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.93	6.66	5.28	5.23	4.70
Principal Window (mos)	52 - 298	37 - 211	44 - 157	53 - 123	48 - 99

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.91	6.65	5.20	4.85	4.20
Principal Window (mos)	52 - 289	37 - 203	42 - 151	49 - 117	44 - 94

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.89	6.63	5.15	4.67	3.98
Principal Window (mos)	52 - 282	37 - 197	41 - 146	47 - 114	41 - 91

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.87	6.61	5.10	4.54	3.83
Principal Window (mos)	52 - 275	37 - 191	40 - 141	45 - 110	39 - 88

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.84	6.59	5.06	4.43	3.72
Principal Window (mos)	52 - 266	37 - 184	40 - 136	43 - 106	38 - 85

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.81	6.57	5.04	4.37	3.64
Principal Window (mos)	52 - 259	37 - 178	39 - 132	42 - 102	37 - 82

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.77	6.54	4.99	4.30	3.58
Principal Window (mos)	52 - 253	37 - 173	39 - 128	41 - 99	36 - 80

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.73	6.50	4.96	4.24	3.51
Principal Window (mos)	52 - 242	37 - 165	38 - 122	40 - 95	35 - 76

Net WAC Rate Cap for the Group II Senior Certificates(3)

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)
1	8.78%	23.59%	41	8.76%	17.21%
2	7.61%	22.16%	42	8.76%	17.19%
3	7.37%	22.02%	43	9.56%	17.90%
4	7.61%	22.00%	44	8.74%	16.92%
5	7.37%	21.82%	45	9.03%	17.06%
6	7.37%	21.69%	46	8.73%	16.71%
7	7.80%	21.71%	47	9.01%	16.86%
8	7.37%	21.37%	48	8.71%	16.48%
9	7.61%	21.26%	49	8.70%	16.36%
10	7.37%	20.96%	50	8.98%	16.51%
11	7.56%	20.76%	51	8.69%	16.13%
12	7.32%	20.44%	52	8.97%	16.33%
13	7.31%	20.20%	53	8.67%	15.96%
14	7.56%	20.07%	54	8.66%	15.86%
15	7.31%	19.75%	55	9.22%	16.32%
16	7.56%	19.63%	56	8.64%	15.66%
17	7.31%	19.31%	57	8.93%	15.95%
18	7.31%	19.10%	58	8.63%	15.57%
19	7.88%	19.23%	59	8.94%	15.78%
20	7.36%	18.73%	60	8.69%	15.44%
21	7.61%	18.59%	61	8.68%	10.29%
22	7.77%	18.58%	62	8.96%	10.61%
23	8.48%	18.82%	63	8.66%	10.25%
24	8.30%	18.42%	64	8.93%	10.58%
25	8.28%	18.07%	65	8.65%	10.23%
26	8.55%	17.95%	66	8.68%	10.25%
27	8.27%	17.57%	67	9.59%	11.33%
28	8.54%	17.70%	68	8.65%	10.21%
29	8.60%	17.76%	69	8.93%	10.54%
30	8.68%	17.70%	70	8.63%	10.18%
31	9.31%	18.02%	71	8.91%	10.50%
32	8.54%	17.25%	72	8.64%	10.19%
33	8.82%	17.27%	73	8.63%	10.17%
34	8.67%	17.17%	74	8.90%	10.49%
35	9.05%	17.65%	75	8.61%	10.13%
36	8.79%	17.37%	76	8.88%	10.44%
37	8.78%	17.20%	77	8.58%	10.10%
38	9.07%	17.29%	78	8.58%	10.12%
39	8.77%	16.92%	79	9.48%	11.18%
40	9.06%	17.19%	80	8.55%	10.08%

(1)	Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT remain constant at 5.5100%, 5.3550%, 5.0738% and 4.4100%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)
Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

(3)	Approximately 0.17% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same Pricing Speed as the Fixed-Rate Mortgage Loans).

Net WAC Rate Cap for the Class M Certificates(3)

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)
1	9.24%	24.05%	41	8.80%	17.24%
2	8.01%	22.56%	42	8.80%	17.31%
3	7.75%	22.40%	43	9.60%	18.03%
4	8.01%	22.40%	44	8.78%	17.04%
5	7.75%	22.21%	45	9.06%	17.18%
6	7.75%	22.08%	46	8.76%	16.80%
7	8.21%	22.12%	47	9.04%	16.96%
8	7.75%	21.76%	48	8.74%	16.57%
9	8.01%	21.66%	49	8.74%	16.45%
10	7.75%	21.34%	50	9.02%	16.60%
11	7.95%	21.15%	51	8.72%	16.22%
12	7.69%	20.81%	52	9.00%	16.40%
13	7.69%	20.58%	53	8.70%	16.03%
14	7.95%	20.46%	54	8.69%	15.92%
15	7.69%	20.13%	55	9.25%	16.39%
16	7.94%	20.02%	56	8.67%	15.71%
17	7.69%	19.69%	57	8.96%	15.94%
18	7.69%	19.48%	58	8.66%	15.59%
19	8.30%	19.66%	59	8.97%	15.80%
20	7.70%	19.08%	60	8.69%	15.44%
21	7.97%	18.96%	61	8.68%	10.28%
22	8.04%	18.90%	62	8.96%	10.60%
23	8.66%	19.04%	63	8.66%	10.24%
24	8.60%	18.74%	64	8.94%	10.57%
25	8.58%	18.39%	65	8.66%	10.23%
26	8.85%	18.28%	66	8.67%	10.23%
27	8.56%	17.88%	67	9.59%	11.30%
28	8.85%	18.01%	68	8.65%	10.18%
29	8.75%	17.95%	69	8.93%	10.50%
30	8.86%	17.99%	70	8.63%	10.15%
31	9.49%	18.34%	71	8.91%	10.49%
32	8.71%	17.52%	72	8.62%	10.15%
33	9.00%	17.55%	73	8.61%	10.13%
34	8.78%	17.38%	74	8.89%	10.44%
35	9.11%	17.74%	75	8.59%	10.09%
36	8.84%	17.55%	76	8.87%	10.40%
37	8.83%	17.38%	77	8.57%	10.07%
38	9.12%	17.47%	78	8.56%	10.06%
39	8.81%	17.08%	79	9.47%	11.12%
40	9.10%	17.33%	80	8.54%	10.02%

(1)	Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT remain constant at 5.5100%, 5.3550%, 5.0738% and 4.4100%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)
Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

(3)	Approximately 0.17% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same Pricing Speed as the Fixed-Rate Mortgage Loans).

Breakeven Table

Static LIBOR

Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA- / Aa3	A+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	32.16	25.05	21.33	18.41
Collateral Loss (%)	22.88	19.66	17.70	16.00

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A / A2	A- / A3	BBB+ / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.82	13.94	12.69	10.98
Collateral Loss (%)	14.36	13.07	12.16	10.86

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa1

Loss Severity (%)	40.00
Default (CDR) (%)	10.03
Collateral Loss (%)	10.10

Forward LIBOR

Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA- / Aa3	A+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	32.16	25.13	21.43	18.52
Collateral Loss (%)	22.88	19.70	17.76	16.07

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A / A2	A- / A3	BBB+ / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.95	14.07	12.81	11.10
Collateral Loss (%)	14.44	13.16	12.25	10.96

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa3

Loss Severity (%)	40.00
Default (CDR) (%)	10.14
Collateral Loss (%)	10.19

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread(4)

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y FWD LIBOR (%)	1y FWD CMT (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y FWD LIBOR (%)	1y FWD CMT (%)
1	2.7861	2.7861	5.5100	5.3550	5.0738	4.4100	41	2.7538	2.8361	5.1211	5.2327	5.3485	4.5011
2	1.7764	1.7770	5.5201	5.0622	4.8546	4.2732	42	2.7653	2.8548	5.1528	5.2539	5.3662	4.5095
3	1.7497	1.7467	5.4723	4.9137	4.7697	4.2852	43	3.1421	3.2149	5.1654	5.2660	5.3825	4.5177
4	1.7796	1.7694	5.2861	4.7585	4.6946	4.2466	44	2.7736	2.8564	5.1839	5.2803	5.4027	4.5259
5	1.7509	1.7035	4.3688	4.6090	4.6285	4.1918	45	2.8978	2.9678	5.2100	5.2950	5.4191	4.5341
6	1.7515	1.7272	4.7972	4.6135	4.6479	4.1431	46	2.7700	2.8536	5.2265	5.3070	5.4353	4.5424
7	1.8206	1.8019	4.6640	4.5660	4.6367	4.1078	47	2.8964	2.9921	5.2345	5.3195	5.4506	4.5509
8	1.7524	1.7392	4.5534	4.5302	4.6366	4.0839	48	2.7647	2.8787	5.2330	5.3348	5.4687	4.5596
9	1.7909	1.7902	4.5528	4.5151	4.6468	4.0727	49	2.7587	2.8678	5.2476	5.3553	5.4850	4.5686
10	1.7533	1.7658	4.4474	4.5220	4.6652	4.0753	50	2.8839	2.9832	5.2646	5.3789	5.5045	4.5781
11	1.7385	1.7675	4.4113	4.5428	4.6908	4.0911	51	2.7490	2.8447	5.2843	5.3984	5.5216	4.5880
12	1.7025	1.7360	4.5130	4.5720	4.7205	4.1172	52	2.8728	2.9744	5.2996	5.4169	5.5374	4.5985
13	1.7033	1.7537	4.4575	4.6000	4.7466	4.1492	53	2.7294	2.8478	5.3211	5.4354	5.5551	4.6095
14	1.7477	1.8185	4.4639	4.6371	4.7771	4.1813	54	2.7181	2.8329	5.3618	5.4552	5.5717	4.6210
15	1.7056	1.7730	4.5885	4.6729	4.8086	4.2119	55	2.9791	3.0822	5.3770	5.4665	5.5841	4.6332
16	1.7548	1.8430	4.5652	4.7014	4.8337	4.2403	56	2.6941	2.7967	5.3893	5.4804	5.5987	4.6459
17	1.7089	1.7997	4.5857	4.7305	4.8591	4.2661	57	2.8243	2.9283	5.3945	5.4936	5.6101	4.6592
18	1.7114	1.8021	4.6755	4.7631	4.8886	4.2890	58	2.6796	2.7919	5.4096	5.5064	5.6225	4.6730
19	1.8996	2.0003	4.6713	4.7826	4.9091	4.3089	59	2.8353	2.9545	5.4249	5.5211	5.6366	4.6872
20	1.7308	1.8398	4.6847	4.8048	4.9324	4.3257	60	2.7036	2.8294	5.4346	5.5341	5.6473	4.7017
21	1.8106	1.9278	4.7426	4.8286	4.9545	4.3396	61	2.5912	2.7276	5.4522	5.5472	5.6591	4.7164
22	2.0829	2.1555	4.7449	4.8499	4.9777	4.3509	62	2.7867	2.9089	5.4661	5.5620	5.6723	4.7313
23	2.5180	2.5883	4.7615	4.8718	4.9991	4.3601	63	2.5709	2.6871	5.4740	5.5718	5.6835	4.7463
24	2.6745	2.7384	4.8000	4.8951	5.0212	4.3678	64	2.7690	2.8789	5.4906	5.5830	5.6969	4.7614
25	2.6631	2.7398	4.8071	4.9168	5.0433	4.3747	65	2.5734	2.6848	5.5038	5.5948	5.7111	4.7766
26	2.7459	2.8230	4.8252	4.9387	5.0639	4.3816	66	2.5795	2.6901	5.5152	5.6048	5.7248	4.7919
27	2.6617	2.7423	4.8621	4.9601	5.0868	4.3886	67	3.1863	3.2853	5.5290	5.6136	5.7390	4.8074
28	2.7660	2.8557	4.8731	4.9827	5.1051	4.3958	68	2.5585	2.6465	5.5388	5.6242	5.7513	4.8229
29	2.8764	2.9221	4.8966	5.0037	5.1252	4.4031	69	2.7538	2.8452	5.5373	5.6355	5.7635	4.8385
30	3.0085	3.0352	4.9315	5.0279	5.1465	4.4107	70	2.5386	2.6237	5.5535	5.6507	5.7768	4.8542
31	3.1604	3.1724	4.9428	5.0445	5.1635	4.4184	71	2.7399	2.8323	5.5652	5.6691	5.7909	4.8700
32	2.8734	2.9019	4.9595	5.0633	5.1833	4.4263	72	2.5319	2.6272	5.5710	5.6828	5.8026	4.8858
33	2.9813	2.9993	4.9876	5.0834	5.2014	4.4343	73	2.5213	2.6015	5.5865	5.7001	5.8145	4.9017
34	2.9717	3.0049	5.0012	5.0985	5.2219	4.4424	74	2.7166	2.7816	5.6054	5.7164	5.8276	4.9177
35	3.1251	3.1585	5.0180	5.1153	5.2406	4.4507	75	2.5002	2.5407	5.6286	5.7286	5.8357	4.9337
36	3.0580	3.0916	5.0397	5.1329	5.2612	4.4591	76	2.6955	2.7357	5.6438	5.7388	5.8354	4.9498
37	3.0652	3.0972	5.0545	5.1512	5.2771	4.4675	77	2.4795	2.5173	5.6572	5.7492	5.8334	4.9659
38	2.9685	3.0078	5.0697	5.1698	5.2938	4.4759	78	2.4704	2.5081	5.6680	5.7580	5.8325	4.9821
39	2.7344	2.7860	5.0832	5.1900	5.3123	4.4843	79	3.0773	3.1153	5.6829	5.7653	5.8302	4.9983
40	2.8644	2.9227	5.0977	5.2101	5.3286	4.4927	80	2.4494	2.4650	5.6896	5.7715	5.8284	5.0146

(1)	Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT remain constant at 5.5100%, 5.3550%, 5.0738% and 4.4100%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)
Assumes 1m LIBOR, 6m LIBOR, 1y LIBOR and 1y CMT are run at the indicated forward indices, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

(3)
Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee and the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider, less the aggregate interest on the Certificates (prior to any allocations of the Net Wac Rate Carryover Amounts, if any) divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).

(4)	Approximately 0.17% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same Pricing Speed as the Fixed-Rate Mortgage Loans).